Exhibit 99.1

                      Nextera Enterprises, Inc.
                 Announces Third Quarter 2007 Results


    PANORAMA CITY, Calif.--(BUSINESS WIRE)--Nov. 14, 2007--Nextera Enterprises, Inc. (OTCBB:NXRA) today reported financial results for the third quarter ended September 30, 2007 included in its Quarterly Report on Form 10-Q filed with the SEC.

    Net sales for the third quarter of 2007 were $1.7 million, a decrease of $2.1 million, or 55%, from $3.8 million recorded for the third quarter of 2006. For the nine-month period ended September 30, 2007 net sales of $7.1 million decreased $1.4 million, or 16%, from $8.5 million for the same period last year. Net sales for the third quarter of 2006 include approximately $1.7 million of new product launch revenue. Currently, the Company expects the majority of new product initiatives developed in 2007 to be delivered in the fourth quarter or the first quarter of 2008. Net sales for 2006 reflect the operating results of the Woodridge Labs business from the March 9, 2006 acquisition date forward. Woodridge Labs represents Nextera's sole operations and generates all of its revenue. The 2007 year-to-date net sales include a $0.2 million charge for expected returns related to the March 2007 voluntary recall of certain DermaFreeze365(TM) products sold during the first quarter of 2007.

    Gross profit and gross margins for the three months ended September 30, 2007 and 2006 were $0.9 million and 52% and $2.5 million and 66%, respectively. Included within gross profit for the period ended September 30, 2006 is a $0.1 million charge associated with the amortization of the step up to fair value in the inventory acquired from Woodridge Labs, as required by related accounting literature. The decline in gross profit is due to the lower volume of sales of lower margin products, as well as increased customer credits and increased inventory charges during the three months ended September 30, 2007.

    Selling, general and administrative expenses for the three months ended September 30, 2007 decreased $0.5 million or 23% to $1.6 million from $2.1 million recorded for the same period last year. Quarter over quarter, selling, general and administrative expenses were down $0.4 million or 18% compared to the three months ended June 30, 2007. Decreased selling, general and administrative expenses reflect the Company's effort to reduce operating costs in anticipation of the decreased revenue recorded.

    Net loss applicable to common stockholders for the third quarter of 2007 was $1.2 million, or $0.03 per diluted common share, compared to $0.6 million, or $0.01 per diluted common share, for the third quarter of 2006. Non-cash charges recorded in the net loss for the three months ended September 30, 2007 include $0.3 million of amortization of intangible assets and depreciation, $0.9 million for provisions and allowances and $0.1 million for stock-based compensation and deferred taxes.

    During the three months ended September 30, 2007, the Company drew down the full $2.8 million available under the Revolver Credit Line. As previously reported, effective November 7, 2007, Nextera, through its wholly-owned subsidiary Woodridge Labs, entered into an amendment agreement under its existing amended credit agreement. Under the terms of the amendment agreement, the Company obtained a bridge loan credit facility aggregating $2.5 million. The bridge loans will be funded by $1 million each from its existing lender, NewStar Financial Inc., and Mounte LLC, and $500,000 from Jocott Enterprises Inc. Mounte and Jocott were added as affiliate lenders under the amended credit agreement. Mounte controls a majority of the voting rights of the Company's equity securities and Jocott is another of the Company's significant shareholders.

    Joe Millin, President of Nextera Enterprises, said, "We are excited about the prospects of our new product initiatives scheduled for launch during next quarter and the first quarter of 2008. The bridge financing consummated this month helps to execute these initiatives and realize positive effects of the line-extension groundwork of the first and second quarter of this year."

    About Nextera Enterprises, Inc.

    Nextera Enterprises, Inc. operates through its wholly-owned subsidiary, Woodridge Labs, Inc. Woodridge Labs is an independent developer and marketer of branded consumer products that offer simple, effective solutions to niche personal care needs. More information can be found at www.nextera.com and www.woodridgelabs.com.

    Forward-Looking Statements

    This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, estimates of future performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under "Item 1A.Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by Nextera, including, but not limited to: its Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on April 17, 2007; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K. All forward-looking statements included in this news release should be considered in the context of these risk factors. Nextera undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.




                      Nextera Enterprises, Inc.
           Condensed Consolidated Statements of Operations
       (Amounts in thousands, except share amounts; unaudited)


                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                     2007     2006     2007     2006
                                  --------- -------- -------- --------

Net sales                          $ 1,709  $ 3,800  $ 7,101  $ 8,460
Cost of sales                          820    1,282    3,020    3,639
                                  --------- -------- -------- --------
Gross profit                           889    2,518    4,081    4,821

Selling, general and
 administrative expenses             1,645    2,129    5,659    5,659
Amortization of intangible assets      276      146      808      329
                                  --------- -------- -------- --------
Operating income(loss)              (1,032)     243   (2,386)  (1,167)

Interest income                          -       23        6      178
Interest expense                      (350)    (319)    (941)    (706)
Other income (expense)                  (1)       -        1        -
                                  --------- -------- -------- --------
Loss from continuing operations
 before income taxes                (1,383)     (53)  (3,320)  (1,695)

Provision (benefit) for income
 taxes                                (340)     475     (220)     504
                                  --------- -------- -------- --------
Loss from continuing operations     (1,043)    (528)  (3,100)  (2,199)

Income from discontinued
 operations                              -        -        -       35
                                  --------- -------- -------- --------
Net loss                            (1,043)    (528)  (3,100)  (2,164)

Preferred stock dividends             (140)     (90)    (350)    (264)
                                  --------- -------- -------- --------
Net loss applicable to common
 stockholders                      $(1,183) $  (618) $(3,450) $(2,428)
                                  ========= ======== ======== ========

Net loss per common share, basic
 and diluted
    Continuing operations          $ (0.03) $ (0.01) $ (0.08) $ (0.06)
    Discontinued operations             (-)      (-)      (-)      (-)
                                  --------- -------- -------- --------
    Net loss per common share,
     basic and diluted             $ (0.03) $ (0.01) $ (0.08) $ (0.06)
                                  ========= ======== ======== ========

Weighted average common shares
 outstanding, basic and diluted     42,470   42,337   42,381   40,205
                                  ========= ======== ======== ========





                      Nextera Enterprises, Inc.
                Condensed Consolidated Balance Sheets
             (Amounts in thousands, except share amounts)


                                  September 30, 2007   December 31,
                                     (Unaudited)           2006
                                  ------------------ -----------------
Assets
Current assets:
 Cash and cash equivalents                $     412         $     597
 Accounts receivable, net of
  allowances for customer
  deductions and doubtful
  accounts of $4,100 at September
  30, 2007                                      741                 -
 Inventories                                  1,983             2,595
 Due from supplier                                -               127
 Prepaid expenses and other
  current assets                                328               260
                                  ------------------ -----------------
Total current assets                          3,464             3,579

Property and equipment, net                     256               284
Goodwill                                      8,969            10,969
Intangible assets, net                       12,377            12,827
Other assets                                    461               484
                                  ------------------ -----------------
Total assets                              $  25,527         $  28,143
                                  ================== =================

Liabilities and Stockholders'
 Equity
Current liabilities:
 Accounts payable and accrued
  expenses                                $   1,876         $   4,364
 Revolver credit facility                     2,750
 Current portion of long-term
  debt                                          750                 -
                                  ------------------ -----------------
Total current liabilities                     5,376             4,364

Long-term debt, net of current
 portion                                      8,750            11,718

Deferred taxes                                  416               236
Other long-term liabilities                     934             1,334
Commitments and contingencies                     -                 -

Redeemable Preferred Stock,
 $0.001 par value. Liquidation
 preference of $100 per share:
 Series B Cumulative Non-
  Convertible, 200,000 authorized
  shares designated, 25,801 and 0
  issued and outstanding at
  September 30, 2007 and December
  31, 2006, respectively.                     1,869                 -
 Series C Cumulative Non-
  Convertible, 200,000 authorized
  shares designated, none
  outstanding at September 30,
  2007 and December 31, 2006.                     -                 -

Stockholders' equity:
 Preferred Stock, $0.001 par
  value, 10,000,000 shares
  authorized. Liquidation
  preference of $100 per share:
   Series A Cumulative
    Convertible, 600,000
    authorized shares designated,
    55,398 and 52,429 issued and
    outstanding at September 30,
    2007 and December 31, 2006,
    respectively.                             5,540             5,243
 Class A Common Stock, $0.001 par
  value, 95,000,000 shares
  authorized, 38,692,851 and
  38,492,851 shares issued and
  outstanding at September 30,
  2007 and December 31, 2006,
  respectively.                                  39                38
 Class B Common Stock, $0.001 par
  value, 4,300,000 shares
  authorized, 3,844,200 shares
  issued and outstanding at
  September 30, 2007 and December
  31, 2006, respectively.                         4                 4
 Additional paid-in capital                 165,711           165,218
 Accumulated deficit                       (163,112)         (160,012)
                                  ------------------ -----------------
Total stockholders' equity                    8,182            10,491
                                  ------------------ -----------------
Total liabilities and
 stockholders' equity                     $  25,527         $  28,143
                                  ================== =================





                      Nextera Enterprises, Inc.
           Condensed Consolidated Statements of Cash Flows
                  (Amounts in thousands; unaudited)


                                                    Nine Months Ended
                                                      September 30,
                                                      2007     2006
                                                    -------- ---------
Operating activities
Net loss                                            $(3,100) $ (2,164)
Adjustments to reconcile net loss to net cash used
 in operating activities:
   Depreciation                                          52        36
   Amortization of intangible assets                    808       329
   Provision for allowances and returns               1,033         -
   Inventory write-down                                 163         -
   Deferred taxes                                       180       504
   Stock based compensation                             184       175
   Gain on sale of fixed assets                          (1)        -
   Change in operating assets and liabilities:
       Accounts receivable                           (2,481)   (1,043)
       Inventories                                      449       843
       Prepaid expenses and other assets               (151)     (126)
       Accounts payable and accrued expenses         (2,054)      633
                                                    -------- ---------
Net cash used in operating activities                (4,918)     (813)

Investing activities
Cash recovered from acquisition escrow                2,000         -
Acquisition of business, net of cash acquired             -   (22,967)
Purchase of intellectual property and licensing
 agreement                                             (276)        -
Purchase of fixed assets                                (23)      (59)
                                                    -------- ---------
Net cash provided by (used in) investing activities   1,701   (23,026)

Financing activities
Borrowing (payments) under revolving credit
 facility                                               532     2,068
Borrowings under term note                                -    10,000
Payment of term note                                      -      (250)
Payment of note acquired in acquisition                   -    (1,000)
Payment of debt issuance costs                            -      (490)
Proceeds from issuance of note payable                2,500         -
                                                    -------- ---------
Net cash provided by financing activities             3,032    10,328

                                                    -------- ---------
   Net decrease in cash and cash equivalents           (185)  (13,511)

Cash and cash equivalents at beginning of period        597    15,043
                                                    -------- ---------
Cash and cash equivalents at end of period          $   412  $  1,532
                                                    ======== =========
Supplemental Disclosure of Cash Flow Information
  Cash paid during the period for:
     Interest                                       $   730       640
     Income Taxes                                         1         -
  Non-cash financing activity:
     Conversion of note payable to preferred stock
      and warrant                                     2,500         -



    CONTACT: Nextera Enterprises, Inc.
             Tony Rodriquez
             Chief Financial Officer
             818-902-5537